UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2024

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana	46514-3305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par value $.10 Per Share)	THO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2024, Thor Industries, Inc. (the “Company”), certain subsidiaries of the Company, and JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), entered into an Amendment No. 4 to the Term Loan Credit Agreement (the “Amendment”). The Amendment amends that certain Term Loan Credit Agreement, dated as of February 1, 2019 (as amended by Amendment No. 1, dated as of March 25, 2021, Amendment No. 2, dated as of May 9, 2023, and Amendment No. 3, dated as of November 15, 2023) (the “Term Loan Credit Agreement”), by and among the Company, the several lenders from time to time parties thereto, and JPMorgan.

Pursuant to the Amendment, among other modifications, the applicable margin used to determine the interest rate on the USD Loans under the Term Loan Credit Agreement was reduced by 0.50% so that the applicable margin for ABR Loans is now 1.25% and for Term Benchmark Loans denominated in USD is 2.25%. The applicable margin for Euro Loans was reduced by 0.25% so that the applicable margin for the Term Benchmark Loans denominated in Euros is 2.75%. The November 15, 2030 maturity date for the term loans remains unchanged. The covenants and other provisions of the Credit Agreement remain unchanged. As of July 1, 2024 the principal amounts outstanding under the Term Loan Credit Agreement were $350,000,000 on the USD Term Loan (as defined in the Term Loan Credit Agreement) and €304,175,000 on the EURO Term Loan (as defined in the Term Loan Credit Agreement).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024. The representations and warranties contained in the Amendment and the Term Loan Credit Agreement were made only for purposes of the Amendment and the Term Loan Credit Agreement, respectively, and as of the dates specified therein; were solely for the benefit of certain parties to the Amendment and the Term Loan Credit Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company. Defined terms not otherwise defined in this Form 8-K shall have the meaning given in the Amendment or the Term Loan Credit Agreement, as applicable.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Term Loan Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOR INDUSTRIES, INC.

	By:	/s/ Trevor Q. Gasper
Trevor Q. Gasper
Date: July 5, 2024	Senior Vice President, General Counsel and Secretary